Exhibit 10.1

Execution Version

SECURITIES PURCHASE AGREEMENT

by and between

MOLYCORP, INC.

and

MOLIBDENOS Y METALES S.A.

Dated as of January 31, 2012

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of January 31, 2012, is entered into by and between Molycorp, Inc., a Delaware corporation (the “Company”), and Molibdenos y Metales S.A., a company established under the laws of Chile (the “Purchaser”).

BACKGROUND

A.                                   Pursuant to the terms of that certain Memorandum of Understanding, dated as of July 19, 2011 (the “MOU”), by and between the Company and the Purchaser, and following the satisfactory completion of the Purchaser’s due diligence review as contemplated thereby, the Purchaser desires to make an investment in the Company.

B.                                     Consequently, the Company desires to sell to the Purchaser, and the Purchaser desires to purchase from the Company, 12,500,000 newly issued shares (the “Investment Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), all on the terms and subject to the conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I:  DEFINED TERMS

1.1                               Defined Terms.

When used in this Agreement, the following terms will have the meanings assigned to them below:

“Affiliate” means with respect to any Person, a Person that directly or indirectly controls, is controlled by, or is under common control with, any such Person.  The term “control” (including the terms “controlled by” or “under common control with”) means, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through ownership of voting securities, membership interests, by contract or otherwise.

“Agreement” has the meaning set forth in the Preamble.

“Annual Report” means the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, as filed with the SEC.

“Applicable Market Value” means $28.38 per share, which is the average VWAP for the 20 consecutive Trading Days ending on the Trading Day immediately preceding the date of this Agreement.

“Beneficial Ownership” and “Beneficially Own” and derivations thereof are defined in accordance with the term “beneficial ownership” as defined in Rule 13d-3 under the Exchange Act.

“Board” has the meaning set forth in Section 3.1(a)(iii).

“Business Day” means any day other than a Saturday, Sunday or other day in the City of New York, New York, USA, on which banking institutions are authorized by Law to close.

“Bylaws” has the meaning set forth in Section 3.1(a)(iii).

“Certificate of Incorporation” has the meaning set forth in Section 3.1(a)(i).

“CFIUS” has the meaning set forth in Section 6.2(a).

“Claim” means any action, charge, suit, claim, complaint, cause of action, written demand or notice of violation, investigation or proceeding before or by any Governmental Entity or arbitrator.

“Closing” has the meaning set forth in Section 2.3.

“Closing Date” has the meaning set forth in Section 2.3.

“Common Stock” has the meaning set forth in the Background Paragraphs.

“Common Stock Equivalents” means any securities of the Company or its subsidiaries that entitle the holder thereof to acquire at any time Common Stock, including any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company” has the meaning set forth in the Preamble.

“Consent” means any consent, approval, authorization, order, qualification, filing, clearance (including any negative clearance), waiver or registration.

“End Date” has the meaning set forth in Section 9.1(b).

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“FINSA” means Section 721 of the Defense Production Act of 1959 (50 U.S.C. App. 2170), as amended by The Foreign Investment and National Security Act of 2007, (P.L. 110-49, 121 Stat. 246), and implementing Regulations Pertaining to Mergers, Acquisitions and Takeovers by Foreign Persons (31 C.F.R. Part 800).

“GAAP” means United States generally accepted accounting principles.

“General Enforceability Exceptions” has the meaning set forth in Section 4.2(a).

“Governmental Entity” means any domestic or foreign federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any court or tribunal.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“ICC” has the meaning set forth in Section 10.8.

“Indemnification Agreement” means the Indemnification Agreement by and between the Company and the Purchaser Director, in substantially the same form as the indemnification agreements entered into between the Company and each of its current directors.

“Investment Shares” has the meaning set forth in the Background Paragraphs.

“Law” means any law, common law, statute, code, ordinance, regulation or other requirement of any Governmental Entity.

“Lien” means any security interest, pledge, lien, bailment (in the nature of a pledge or for purposes of security), mortgage, deed of trust, grant of a power to confess judgment, conditional sale or title retention agreement (including any lease in the nature thereof), charge, claim, encumbrance, easement, reservation, restriction, right of first refusal or first offer or option.

“Losses” has the meaning set forth in Section 7.4(e)(i).

“Material Adverse Effect” means any event, change, effect, circumstance, condition, development or occurrence, individually or in the aggregate, causing, resulting in or having a material adverse effect on (a) the financial condition, business, assets, properties, results of operations or prospects of the Company and its subsidiaries, taken as a whole, or (b) the legality, validity or enforceability of this Agreement or on the Company’s ability to perform any of its material obligations hereunder; provided, that Material Adverse Effect shall not include any event, change, effect, circumstance, condition, development or occurrence resulting from:  (i) any changes in general United States or global political, economic or market conditions, unless such changes have a materially disproportionate adverse effect on the Company and its subsidiaries, taken as a whole, as compared to a majority of the other similarly situated companies operating in the same industry; (ii) any changes in conditions generally affecting the industry in which the Company operates, unless such changes have a materially disproportionate adverse effect on the Company and its subsidiaries, taken as a whole, as compared to a majority of the other similarly situated companies operating in such industry; (iii) any changes in Law or applicable accounting regulations or principles or the interpretations thereof; (iv) acts of terrorism, war (whether or not declared) or civil unrest, or escalations thereof, or natural disasters, unless such acts or disasters have a materially disproportionate adverse effect on the Company and its subsidiaries, taken as a whole, as compared to a majority of the other similarly situated companies operating in the same industry; (v) any announcement of the transactions contemplated by this Agreement; (vi) a party’s compliance with the terms of, or taking any action contemplated by, this Agreement; (vii) any changes in the price or trading volume of the Common Stock (provided that any event, change, effect, circumstance, condition, development or occurrence that may have caused such changes will not be excluded under this proviso); or (viii) any failure, in and of itself, by the Company to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period (provided that any event, change, effect, circumstance, condition, development or occurrence that may have caused such failure will not be excluded under this proviso).

“Material Permits” has the meaning set forth in Section 4.9.

“Material Subsidiaries” has the meaning set forth Section 4.1(b).

“MOU” has the meaning set forth in the Background Paragraphs.

“Mountain Pass Facility” means the rare earth mining and processing operations, facilities and other infrastructure and related assets located in Mountain Pass, California and owned by the Company’s Material Subsidiary, Molycorp Minerals, LLC, a Delaware limited liability company.

“Nomination Requirements” has the meaning set forth in Section 7.3(b).

“Nondisclosure Agreement” has the meaning set forth in Section 6.1.

“Order” means any judgment, writ, decree, injunction, order, compliance agreement or settlement agreement of or with any Governmental Entity or arbitrator.

“Percentage Limitation” has the meaning set forth in Section 7.2(a).

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a Governmental Entity (or any department, agency or political subdivision thereof).

“Post-Closing Standstill Period” means the period of time commencing on the Closing Date and ending on the two-year anniversary of the Closing Date.

“Pre-Closing Standstill Period” means the period of time commencing on the date of this Agreement and ending (a) immediately prior to the Closing or (b) upon a valid termination of this Agreement pursuant to Article IX, whichever occurs first.

“Premium” means ten percent (10%).

“Project Phoenix Phase 1” has the meaning set forth in Section 4.9.

“Project Phoenix Phase 2” has the meaning set forth in Section 4.9.

“Prospectus” means the prospectus included in a Registration Statement (including a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A, Rule 430B or Rule 430C promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Investment Shares covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Purchase Price” means the aggregate amount equal to (a) the number of Investment Shares, multiplied by (b) (i) the Applicable Market Value, multiplied by (ii) the Premium.  The Purchase Price equals $390,225,000.00 (or $31.218 per Investment Share).

“Purchaser” has the meaning set forth in the Preamble.

“Purchaser Director” has the meaning set forth in Section 7.3(b).

“Registration Statement” means a registration statement that meets the requirements set forth in Section 7.4 and covers the resale by the Purchaser of all or a portion of the Investment Shares.

“SEC” means the United States Securities and Exchange Commission or any successor agency thereto.

“SEC Reports” means the Annual Report and all other reports filed or furnished by the Company with the SEC under Sections 13(a), 13(c) or 15(d) under the Exchange Act on or after December 31, 2010.

“Securities” has the meaning set forth in Section 7.2(a).

“Securities Act” means the United States Securities Act of 1933, as amended.

“Trading Day” means a full trading day (beginning at 9:30 a.m. Eastern Time and ending at 4:00 p.m. Eastern Time) on the Trading Market.

“Trading Market” means the New York Stock Exchange or any successors thereto.

“Transfer” means, (a) when used as a verb, to sell, transfer, assign, encumber, pledge, hypothecate, grant any right, option, profit participation or other interest in, or otherwise dispose of, directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, or make an offer to do any of the foregoing, and (b) when used as a noun, a direct or indirect, voluntary or involuntary, sale, transfer, assignment, encumbrance, pledge, hypothecation, grant of any right, option, profit participation or other interest, or other disposition by operation of law or otherwise, and any offer to do any of the foregoing.

“VWAP” means the daily volume weighted average price (based on a Trading Day from 9:30 a.m. to 4:00 p.m. (Eastern Time) of one share of the Common Stock on the Trading Market as reported by Bloomberg Financial L.P.

ARTICLE II:  ISSUANCE AND SALE OF THE INVESTMENT SHARES

2.1                               Authorization of Issuance and Sale.

Subject to the terms and conditions of this Agreement, the Company has authorized the issuance and sale of the Investment Shares to the Purchaser.

2.2                               Agreement to Sell and Purchase.

At the Closing, the Company will issue and sell to the Purchaser, and the Purchaser will purchase from the Company, the Investment Shares at the Purchase Price, upon the terms and subject to the conditions set forth in this Agreement.

2.3                               The Closing of the Sale.

The closing of the transactions contemplated by this Agreement (the “Closing”) will take place on the second Business Day following the day upon which the last of the conditions set forth in Article VIII (other than those that by their terms are to be satisfied or waived at the Closing itself) is satisfied or waived in writing at a location mutually selected by the Purchaser and the Company at 10:00 a.m. Eastern Time (the “Closing Date”), or at such other time as may be agreed upon by the Purchaser and the Company.  The Company and the Purchaser may also conduct the Closing remotely through the electronic exchange of Closing documentation.  At the Closing, on the terms and subject to the conditions contained herein, the Company will issue, sell and deliver to the Purchaser, and the Purchaser will purchase from the Company, the Investment Shares free and clear of any Liens, other than any restrictions imposed by applicable securities Laws and this Agreement.

2.4                               Book-Entry Registration of Shares.

At the Closing, the Company will issue the Investment Shares to the Purchaser by registering them in the Purchaser’s name in book-entry form with the Company’s transfer agent.

2.5                               Exemption from Registration.

The Investment Shares being purchased hereunder by the Purchaser (a) have not been registered under the Securities Act or any applicable state and other securities Laws, and will be issued under one or more exemptions from registration under the Securities Act and any applicable state and other securities Laws, and (b) will be “restricted securities” (as that term is defined in Rule 144(a)(3) promulgated under the Securities Act) and may not be resold unless they are registered under the Securities Act and any applicable state and other securities Laws or an exemption from registration is available.  Accordingly, the restrictions noted in the records of the Company’s transfer agent and any certificates evidencing the Investment Shares being purchased hereunder by the Purchaser will, upon issuance, contain legends in substantially the following form (in addition to any other legends required to be placed thereon under applicable state securities Laws):

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR PURSUANT TO ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION, AND MAY NOT BE SOLD, TRANSFERRED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT OR SUCH LAWS AND THE RULES AND REGULATIONS THEREUNDER.  THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE FURTHER SUBJECT TO TRANSFER AND OTHER RESTRICTIONS SET FORTH IN A SECURITIES PURCHASE AGREEMENT, DATED AS OF JANUARY 31, 2012, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE COMPANY AT THE COMPANY’S PRINCIPAL EXECUTIVE OFFICES.

ARTICLE III:  THE CLOSING

3.1                               Deliveries at the Closing.

(a)               At the Closing, the Company will deliver, or cause to be delivered, to the Purchaser:

(i)                                     a copy of the Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”) certified as of a recent date by the Secretary of State of the State of Delaware;

(ii)                                  a certificate issued as of a recent date by the Secretary of State of the State of Delaware certifying that the Company is in good standing in the State of Delaware;

(iii)                               a certificate of an executive officer of the Company, dated as of the Closing Date, certifying (A) that a true, complete and correct copy of the Certificate of Incorporation, as in effect on the Closing Date, is attached to such certificate; (B) that a true, complete and correct copy of the Bylaws of the Company (the “Bylaws”), as in effect on the Closing Date, are attached to such certificate; (C) that true, complete and correct copies of resolutions of the Board of Directors of the Company (the “Board”) (1) authorizing the execution and delivery of this Agreement and the performance by the Company of its obligations hereunder, including the issuance of the Investment Shares, (2) appointing the Purchaser Director to serve as a Class II director effective as of the Closing Date, and (3) approving the nomination of the Purchaser Director as a Class II director candidate for election at the next annual meeting of the Company’s stockholders, are attached to such certificate; and (D) as to the matters set forth in Sections 8.3(a) and 8.3(b);

(iv)                              a receipt duly executed by the Company evidencing receipt by the Company of the Purchase Price (as may be reduced as provided in Section 2.1) in cash;

(v)                                 the Indemnification Agreement duly executed by the Company; and

(vi)                              such other documents relating to the transactions contemplated hereby as the Purchaser may reasonably request.

(b)              At the Closing, the Purchaser will deliver, or cause to be delivered, to the Company:

(i)                                     the Purchase Price (as may be reduced as provided in Section 2.1) in cash, by bank wire transfer of immediately available funds to an account designated in writing by the Company;

(ii)                                  a certificate of an executive officer of the Purchaser, dated as of the Closing Date, certifying as to the matters set forth in Sections 8.2(a) and 8.2(b);

(iii)                               the Indemnification Agreement duly executed by the Purchaser Director; and

(iv)                              such other documents relating to the transactions contemplated hereby as the Company may reasonably request.

ARTICLE IV:  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

As a material inducement to the Purchaser to enter into and perform its obligations under this Agreement, the Company represents and warrants to the Purchaser, as of the date hereof and as of the Closing Date, as follows:

4.1                               Organization and Qualification.

(a)               The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the SEC Reports, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business as currently conducted or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect.

(b)              The only material subsidiaries of the Company are:  (i) Molycorp Minerals, LLC, a Delaware limited liability company; (ii) Molycorp Metals & Alloys, Inc., an Illinois corporation; and (iii) Aktsiaselts Molycorp Silmet, a public limited company organized under the laws of the Republic of Estonia (collectively, the “Material Subsidiaries”).  All of the issued shares of capital stock or other equity interests of each Material Subsidiary held by the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all Liens except those Liens imposed by applicable securities Laws and those Liens imposed by the transaction documents pursuant to which the Material Subsidiaries were acquired or formed, as applicable.

(c)               Each Material Subsidiary of the Company has been duly organized, is validly existing and in good standing (to the extent such concept is recognized) under the laws of the jurisdiction of its organization, has the power and authority to own its property and to conduct its business as described in the SEC Reports and is duly qualified to transact business and is in good standing (to the extent such concept is recognized) in each jurisdiction in which the conduct of its business as currently conducted or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect.

4.2                               Power; Authorization; Validity and Enforceability.

(a)               The Company has the corporate power and authority to execute, deliver and perform its obligations under this Agreement.  This Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Purchaser, represents the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by any applicable bankruptcy, reorganization, insolvency or other laws affecting creditors’ rights generally or by general principles of equity (the “General Enforceability Exceptions”).

(b)              The Investment Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable.

4.3                               Non-Contravention; Consents.

The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of:  (a) applicable Law; (b) the Certificate of Incorporation or Bylaws; (c) any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole; or (d) any Order.  No Consent of any Governmental Entity is required for the performance by the Company of its obligations under this Agreement, except for the Consents contemplated by Section 6.2(a) and as may be required by the state securities or “blue sky” Laws and any filings required under the Securities Act or the Exchange Act.

4.4                               Capitalization of the Company.

Immediately prior to the date of this Agreement, the authorized capital stock of the Company consisted of 350,000,000 shares of Common Stock, of which 83,895,354 shares are issued and outstanding, and 5,000,000 shares of preferred stock, par value $0.001 per share, of which 2,070,000 shares of convertible preferred stock are issued and outstanding.  As of the date of this Agreement, the Company has not, and as of the Closing, the Company will not have, issued any capital stock since its most recently filed periodic report under the Exchange Act, other than (a) pursuant to any equity compensation or stock purchase plan that has been approved by the Company’s Board of Directors and stockholders, (b) pursuant to the conversion or exercise of Common Stock Equivalents, (c) in connection with bona fide business acquisitions by the Company or any of its subsidiaries, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, each as approved by the Company’s Board of Directors, and (d) in connection with bona fide commercial relationships of the Company or its subsidiaries, as long as any such issuance is not primarily intended to provide the Company with equity financing.  No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement.  As of the date of this Agreement, except as set forth in the SEC Reports or as otherwise disclosed to the Purchaser in writing immediately prior to its execution of this Agreement, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents.  The issuance and sale of the Investment Shares will not obligate the Company to issue shares of Common Stock or other securities of the Company to any Person (other than the Purchaser) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities.  All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance in all material respects with all federal and state securities Laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  No further approval or authorization of any stockholder or the Board is required for the issuance and sale of the Investment Shares.  There are no stockholders agreements or voting agreements with respect to the Company’s capital stock to which the Company is a party.

4.5                               SEC Reports; Financial Statements; Listing Compliance.

(a)               The Company has filed or furnished, as applicable, on a timely basis, all forms, filings, registrations, submissions, statements, certifications, reports and documents required to be filed or furnished by it with the SEC under the Exchange Act since December 31, 2010.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b)              Except as set forth in the SEC Reports, the consolidated financial statements (including, in each case, any notes thereto) contained in the Company’s SEC Reports (i) were prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of interim consolidated financial statements, where information and footnotes contained in such financial statements are not required under the rules of the SEC to be in compliance with GAAP), and (ii) complied as to form, as of their respective filing dates, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto.  Except as set forth in the SEC Reports, such consolidated financial statements fairly present, in all material respects, the financial condition of the Company and its consolidated subsidiaries at the dates of such statements and the results of their operations for the periods covered thereby (subject, in the case of unaudited statements, to normal year-end adjustments that were not and that are not expected to be, individually or in the aggregate, material to the Company and its consolidated subsidiaries taken as a whole).

(c)               The Company and each of its consolidated subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements by the Company in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(d)              Except as set forth in the SEC Reports, since the end of the Company’s most recent audited fiscal year, (i) the Company is not aware of any material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting has occurred that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting.  The Company is not subject to any significant deficiencies or material weaknesses with applicable provisions of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder.

(e)               As of the date of this Agreement, the Company is eligible to register the Investment Shares for resale by the Purchaser on a Registration Statement on Form S-3 under the Securities Act.  There are no outstanding or unresolved comments in comment letters received from the SEC’s staff with respect to the SEC Reports.  The Company does not have pending before the SEC any request for confidential treatment of information.

(f)                 The Company is in compliance in all material respects with the requirements of the Trading Market for continued listing of the Common Stock thereon.  The Company has taken no action designed to terminate, or likely to have the effect of terminating, the registration of the Common Stock under the Exchange Act or the listing of the Common Stock on the Trading Market, nor has the Company received any notification that the SEC or the Trading Market is contemplating terminating such registration or listing.  The transactions contemplated by this Agreement will not contravene the rules and regulations of the Trading Market.  The Company will comply with all requirements of the Trading Market with respect to the issuance of the Investment Shares.

4.6                               Absence of Certain Changes.

Since the date of the Company’s most recent audited financial statements:

(a)               there has been no event, occurrence or development that has had or that would reasonably be expected to result in a Material Adverse Effect;

(b)              the Company has not incurred any liabilities of any nature, whether accrued, absolute, fixed, contingent or otherwise, whether due or to become due and whether or not required to be recorded or reflected on a balance sheet under GAAP, other than (i) such liabilities (A) disclosed, reflected or reserved against in the financial statements of the Company included in the SEC Reports filed and available prior to the date hereof (including any notes thereto) or otherwise disclosed in writing to the Purchaser immediately prior to its execution of this Agreement or (B) incurred in the ordinary course of business consistent with past practice since December 31, 2010, which, in the case of clause (B), individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect, (ii) such liabilities arising or resulting from an existing contract, or a contract entered into in compliance with this Agreement, except to the extent that such liabilities arose or resulted from a breach or a default of such contract, or (iii) such liabilities which have been discharged or paid in full in the ordinary course of business as of the date of this Agreement;

(c)               the Company has not altered its method of accounting;

(d)              except as disclosed in its SEC Reports and for regular dividends on the Company’s outstanding preferred stock, the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock; and

(e)               the Company has not issued any equity securities to any officer, director or Affiliate or any other Person, except pursuant to its equity compensation or stock purchase plans.

4.7                               Offering Exemption.

Assuming the accuracy of the representations of the Purchaser in Article V, (a) the offering, sale and issuance of the Investment Shares will be exempt from registration under the Securities Act, and (b) neither the Company nor any of its Affiliates has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Investment Shares to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated that would cause the exemption from registration under the Securities Act to be unavailable or would cause the issuance of the Investment Shares to violate the stockholder approval rules of any Trading Market.  Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Investment Shares by any form of general solicitation or general advertising.  The Company has offered the Investment Shares for sale only to the Purchaser as an “accredited investor” within the meaning of Rule 501 under the Securities Act.

4.8          Brokers.

No investment banker, broker or finder who or which has acted on behalf, or under the authority of, the Company will be entitled to any fee or commission directly or indirectly from the Company in connection with any of the transactions contemplated hereby.

4.9          Regulatory Permits.

To the extent required to be disclosed in the SEC Reports, the Company and the Material Subsidiaries possess all material certificates, authorizations, licenses and permits issued by the appropriate Governmental Entities necessary to conduct their respective businesses as described in the SEC Reports (collectively, “Material Permits”), and the Company believes it can obtain, without undue burden or delay, all remaining permits necessary to complete the initial modernization and expansion plan (described as “Project Phoenix Phase 1” in the SEC Reports) and the second-phase capacity expansion plan (described as “Project Phoenix Phase 2” in the SEC Reports) for the Mountain Pass Facility.  Neither the Company nor any Material Subsidiary is in default of, or has received any notice of proceedings relating to the suspension, revocation or modification of, any Material Permit as it relates to Project Phoenix Phase 1 or Project Phoenix Phase 2 that would reasonably be expected to have a Material Adverse Effect.

4.10        Transactions with Affiliates and Employees.

Except as set forth in the SEC Reports, none of the officers, directors or employees of the Company is presently a party to any transaction with the Company or any of its subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company, any entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner of, other than (i) for payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) for other employee benefits, including stock option agreements under any equity compensation or stock purchase plan of the Company.

4.11        Foreign Corrupt Practices Act.

The Company has not, and since the date of its acquisition by the Company, no subsidiary in which the Company owns a majority of the outstanding equity has (a) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (b) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (c) failed to disclose fully any contribution made by the Company (or, to the knowledge of the Company, made by any Person acting on its behalf) which is in violation of law, or (d) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended.

4.12        Manipulation of Price.

The Company has not (a) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Investment Shares, (b) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Investment Shares, or (c) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

ARTICLE V:  REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

As a material inducement to the Company to enter into and perform its obligations under this Agreement, the Purchaser represents and warrants to the Company, as of the date hereof and as of the Closing Date, as follows:

5.1          Organization and Qualification.

The Purchaser is a company duly organized, validly existing and in good standing under the laws of Chile and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business as currently conducted or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to adversely affect the Purchaser’s ability to perform its obligations under this Agreement.  The Purchaser has the necessary power and authority to (a) own, operate and lease its properties and assets as and where currently owned, operated and leased and (b) carry on its business as currently conducted.

5.2          Power; Authorization; Validity and Enforceability.

The Purchaser has all requisite power and authority to execute, deliver and perform its obligations under this Agreement.  This Agreement has been duly authorized, executed and delivered by the Purchaser and, assuming due authorization, execution and delivery by the Company, represents the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to the General Enforceability Exceptions.

5.3          Non-Contravention; Consents.

The execution and delivery by the Purchaser of, and the performance by the Purchaser of its obligations under, this Agreement will not contravene any provision of:  (a) applicable Law; (b) the governing documents of the Purchaser; (c) any agreement or other instrument binding upon the Purchaser or any of its subsidiaries that is material to the Purchaser and its subsidiaries, taken as a whole; or (d) any Order.  No Consent of any Governmental Entity is required for the performance by the Purchaser of its obligations under this Agreement, except for the Consents contemplated by Section 6.2(a).

5.4          Investment Representations.

(a)           The Purchaser:  (i) is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act, has such knowledge and experience in financial and business matters (either alone or in conjunction with a financial advisor) that it is capable of evaluating the merits and risks of the investment in the Investment Shares, and has the capacity to protect its own interests; (ii) believes that the nature and amount of the Investment Shares being purchased is consistent with the Purchaser’s overall investment program and financial position; (iii) recognizes that there are substantial risks involved in the acquisition of the Investment Shares, including risk of loss of the entire amount of such investment, and that there is no assurance that any economic, income or tax benefit will be realized from such investment; and (iv) understands that it must be able to bear the economic risk of an investment in the Investment Shares for an indefinite period of time (A) because the Investment Shares will be “restricted securities” (as that term is defined in Rule 144(a)(3) promulgated under the Securities Act) and, therefore, must be held indefinitely unless subsequently registered under the Securities Act and applicable state and other securities Laws or unless an exemption from such registration is available, and (B) as a result of the restrictions set forth in Sections 7.1 and 7.2.

(b)           The Purchaser is acquiring the Investment Shares for investment purposes for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution of any part thereof.  The Purchaser understands that the Investment Shares have not been registered under the Securities Act or applicable state and other securities Laws by reason of a specific exemption from the registration provisions of the Securities Act and applicable state and other securities Laws, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein.

(c)           The Purchaser is familiar with the Company and has been afforded access to all information regarding the business, operations, assets, condition (financial and otherwise), operating results, liabilities and prospects of the Company and its subsidiaries, and the merits and risks of its investment in the Investment Shares, in each case, to the extent the Purchaser has requested any such information in connection with its evaluation of an investment in the Investment Shares.  The Purchaser has had an opportunity to inspect the Company’s facilities, and discuss with, and ask questions of, the Company’s directors and management regarding the business, operations, assets, condition (financial and otherwise), operating results, liabilities and prospects of the Company and its subsidiaries and the terms and conditions of the Purchaser’s investment in the Investment Shares, and the Purchaser is satisfied with those inspections, discussions and the answers to its questions.

(d)           As of the date of this Agreement, neither the Purchaser nor any of its Affiliates is the Beneficial Owner of any Securities.

5.5          Brokers.

The Purchaser has not directly or indirectly retained any investment banker, broker or finder in connection with the purchase of the Investment Shares.  The Purchaser will indemnify and hold the Company harmless against any liability, settlement or expense arising out of, or in connection with, any actual or claimed direct or indirect retention by the Purchaser of an investment banker, broker or finder in connection with the purchase of its Investment Shares.

5.6          Independent Investigation; No Reliance.

In connection with its investment decision, the Purchaser and/or its representatives have inspected and conducted such reasonable independent review, investigation and analysis (financial and otherwise) of the Company as desired by the Purchaser.  The purchase of the Investment Shares by the Purchaser and the consummation of the transactions contemplated hereby by the Purchaser are not done in reliance upon any representation or warranty by, or information from, the Company or any of its Affiliates, employees or representatives, whether oral or written, express or implied, except for the representations and warranties specifically and expressly set forth in Article IV, and the Purchaser acknowledges that the Company expressly disclaims any other representations and warranties.  Such purchase and consummation are instead done entirely on the basis of the Purchaser’s own investigation, analysis, judgment and assessment of the present and potential value and earning power of the Company, as well as those representations and warranties by the Company specifically and expressly set forth in Article IV.  The Purchaser acknowledges that the Company has not made any representations or warranties to the Purchaser regarding the probable success or profitability of the Company or its business.  The Purchaser further acknowledges that neither the Company nor any other Person has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding the Company, its business or the transactions contemplated by this Agreement not specifically and expressly set forth in Article IV, and neither the Company nor any other Person will have or be subject to any liability to the Purchaser or any other Person resulting from the distribution to the Purchaser or its representatives or the Purchaser’s use of any such information, including any confidential information distributed on behalf of the Company relating to its business or other publications or data room (including any electronic or “virtual” data room) information provided or made available to the Purchaser or its representatives, or any other document or information in any form provided or made available to the Purchaser or its representatives, including management presentations and/or projections, in connection with the purchase and sale of the Investment Shares and the transactions contemplated hereby.

ARTICLE VI:  PRE-CLOSING COVENANTS AND AGREEMENTS

6.1          Publicity.

Concurrently with the execution and delivery of this Agreement, the parties will collaboratively prepare and release a joint press release regarding this Agreement and the transactions contemplated hereby, and promptly thereafter, Molycorp will file a Current Report on Form 8-K with the SEC regarding the same.  Except for such joint press release and Form 8-K, neither party will issue (or cause to be issued) any press release or other public announcement relating to the existence or subject matter of this Agreement or the transactions contemplated hereby, except as required by applicable Law or with the prior written consent of the other party, which consent will not be unreasonably withheld, conditioned or delayed.  Except as otherwise contemplated by this Section 6.1, the parties will remain bound by the Nondisclosure Agreement, dated as of June 30, 2011 (the “Nondisclosure Agreement”), which will survive the execution and delivery of this Agreement in accordance with its terms.

6.2          Regulatory Filings and Other Actions.

(a)           Each of the Purchaser and the Company shall coordinate and cooperate with one another and shall each use commercially reasonable efforts to comply with, and shall each refrain from taking any action that would impede compliance with, all applicable Laws, and as soon as practicable and, in any event, within 10 Business Days after the date hereof, the Purchaser and the Company shall make all filings, notices, petitions, statements, registrations, submissions of information, application or submission of other documents required by any Governmental Entity necessary or advisable in connection with the transactions contemplated by this Agreement, including (i) notification and report forms with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the HSR Act, and joint notice to The Committee on Foreign Investment in the United States (“CFIUS”) under FINSA, and (ii) any other filings necessary to satisfy the condition precedent set forth in Section 8.1(b) in connection with the transactions contemplated hereby.  Each of the Company and the Purchaser shall be responsible for its own costs and expenses incurred in connection with such filings, and shall share equally and each pay fifty percent of all filing fees payable in connection with such filings (with the understanding that the parties will cooperate such that only a single payment is made to each Governmental Entity for each such filing fee).  Each of the Company and the Purchaser shall cause all documents that it is responsible for filing with any Governmental Entity under this Section 6.2(a) to comply in all material respects with all applicable Law.

(b)           The Purchaser and the Company each shall promptly supply the other with any information which may be required in order to effectuate any filings or applications pursuant to Section 6.2(a).  Subject to applicable Law relating to the exchange of information and the preservation of any applicable attorney-client privilege, work-product doctrine, self-audit privilege, or other similar privilege, each of the Company and the Purchaser shall use commercially reasonable efforts to collaborate in reviewing and commenting on, and consulting with one another on, information relating to the Company or the Purchaser or any of their respective Affiliates that appears in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with any filing, investigation, or proceeding in connection with this Agreement or the transactions contemplated hereby.  Notwithstanding anything in this Section 6.2 to the contrary, with respect to the matters covered in this Section 6.2, it is agreed that the Company, after consulting with the Purchaser and considering the Purchaser’s views in good faith, shall make all decisions, lead all discussions, negotiations and other proceedings with, and coordinate all activities with respect to any requests that may be made by, or any actions, consents, undertakings, approvals, or waivers that may be sought by, any Governmental Entity, including determining the manner in which to contest or otherwise respond, by litigation or otherwise, to objections to, or proceedings challenging, the consummation of the transactions contemplated by this Agreement.

(c)           Each of the Purchaser and the Company shall notify the other promptly upon the receipt of (i) any comments from any officials of any Governmental Entity in connection with any filings made pursuant to Section 6.2(a) and (ii) any request by any officials of any Governmental Entity for amendments or supplements to any filings made pursuant to Section 6.2(a).  Whenever any event occurs that is required to be set forth in an amendment or supplement to any filing made pursuant to Section 6.2(a), the Purchaser or the Company, as the case may be, shall promptly inform the other of such occurrence and cooperate in filing with the applicable Governmental Entity such amendment or supplement.

(d)           Upon the terms and subject to the conditions set forth in this Agreement, each of the Purchaser and the Company agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including using commercially reasonable efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions to Closing set forth in Article VIII to be satisfied (provided that no party shall be required to waive any of its own conditions to Closing set forth in Article VIII); (ii) the obtaining of all necessary Consents from Governmental Entities and other third parties and the making of all filings and the taking of all steps as may be necessary to obtain Consent from, or to avoid a Claim by, any Governmental Entity (it being understood that failure to obtain any one or more such Consents, in and of itself, shall not constitute a failure by either party to comply with any of its covenants herein or a failure of a condition to Closing hereunder); (iii) the defending of any Claims, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed; and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

6.3          Pre-Closing Standstill Agreement.

The Purchaser agrees that during the Pre-Closing Standstill Period (except as contemplated by this Agreement):

(a)           The Purchaser will not, and will cause its Affiliates not to, directly or indirectly, acquire Beneficial Ownership of any Securities.  In addition, the Purchaser will not, and will cause its Affiliates not to, make any public announcement with respect to, or submit any proposal for or with respect to (i) the acquisition of Beneficial Ownership of any Securities, or (ii) any extraordinary transaction or merger, consolidation, sale of substantial assets or business combination involving the Company or any of its Affiliates, whether or not any Persons other than stakeholders of the Purchaser are involved and whether or not such proposal might require the making of a public announcement by the Company.

(b)           Without the express prior written approval of the Company, the Purchaser will not, and will cause its Affiliates not to, join a partnership, limited partnership, syndicate or other group, or otherwise act in concert with any Person, for the purpose of acquiring, holding, voting or disposing of Securities.

(c)           Without the express prior written approval of the Company, no director or executive officer of the Purchaser will, and the Purchaser will not permit any of its Affiliates or any of its or their respective officers, employees or agents (including investment bankers) to, induce or attempt to induce or give encouragement to any Person, or enter into any substantive discussions or negotiations with any Person, in furtherance of any tender offer or business combination transaction in which Securities would be acquired.

6.4          Reservation of Common Stock.

As of the date hereof through the Closing, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue the Investment Shares pursuant to this Agreement.

6.5          Integration.

The Company will not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Investment Shares in a manner that would require the registration under the Securities Act of the sale of the Investment Shares to the Purchaser or that would be integrated with the offer or sale of the Investment Shares for purposes of the rules and regulations of any Trading Market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

ARTICLE VII:  INVESTOR RIGHTS AND OTHER POST-CLOSING AGREEMENTS

7.1          Transfer Restrictions.

Following the Closing, and subject to Section 7.2, the Purchaser acknowledges and agrees that the Investment Shares may be Transferred only as follows:  (a) Transfers to the Company; (b) Transfers of Investment Shares pursuant to a registration statement filed under the Securities Act; (c) Transfers made pursuant Rule 144 under the Securities Act, subject to any volume limitations imposed thereby; and (d) other Transfers that are made (i) in compliance with the Securities Act and the rules and regulations promulgated thereunder and (ii) if made on or before the two-year anniversary of the Closing Date, the number of Investment Shares sold in connection therewith on any given Trading Day does not exceed 10% of the aggregate number of Investment Shares acquired by the Purchaser pursuant to this Agreement.  The Purchaser agrees that the foregoing restrictions preclude the Purchaser from engaging in any hedging or other transaction that is designed or reasonably expected to lead to or result in a Transfer of any of the Investment Shares that would not otherwise be allowed above, even if the Investment Shares would be Transferred by a Person other than the Purchaser.  The Purchaser agrees and consents to the entry of stop-transfer instructions with the Company’s transfer agent against the Transfer of any of the Investment Shares in violation of this Section 7.1.

7.2          Post-Closing Standstill Agreement.

The Purchaser agrees that during the Post-Closing Standstill Period:

(a)           The Purchaser will not, and will cause its Affiliates not to, directly or indirectly, acquire Beneficial Ownership of any shares of Common Stock or Common Stock Equivalents, in each case, now or hereafter outstanding (collectively, “Securities”), if the effect of such acquisition would be to increase the aggregate Beneficial Ownership of Securities of the Purchaser to greater than 19.9% of the total number of shares of Common Stock then outstanding (the “Percentage Limitation”), it being understood that, subject to satisfaction of all applicable requirements of Law, the Purchaser may acquire additional Securities to increase its Beneficial Ownership of Securities of the Purchaser up to the Percentage Limitation.  In addition, the Purchaser will not, and will cause its Affiliates not to, make any public announcement with respect to, or submit any proposal for or with respect to (i) the acquisition of Beneficial Ownership of any Securities if the effect of such acquisition would be to cause the Beneficial Ownership of the Purchaser and its Affiliates to exceed the Percentage Limitation, or (ii) any extraordinary transaction or merger, consolidation, sale of substantial assets or business combination involving the Company or any of its Affiliates, whether or not any Persons other than stakeholders of the Purchaser are involved and whether or not such proposal might require the making of a public announcement by the Company.

(b)           Without the express prior written approval of the Company, the Purchaser will not, and will cause its Affiliates not to, directly or indirectly, solicit proxies or initiate, propose or become a “participant” in a “solicitation” (as such terms are defined in Regulation 14A under the Exchange Act), in opposition to any matter that has been recommended by a majority of the members of the Board or in favor of any matter that has not been approved by a majority of the members of the Board or seek to advise, encourage or influence any Person with respect to the voting of Securities in such manner, or initiate, or induce or attempt to induce any Person to initiate, any shareholder proposal relating to the Company.  In addition, the Purchaser will not, and will cause its Affiliates not to, directly or indirectly, institute, prosecute or pursue against the Company (or any of its officers, directors, representatives, employees, attorneys, advisors, agents, Affiliates or associates) (i) any Claim with respect to any action that is hereafter approved by a majority of the members of the Board or (ii) any Claim on behalf of any class or classes of the Company’s security holders.

(c)           Without the express prior written approval of the Company, the Purchaser will not, and will cause its Affiliates not to, join a partnership, limited partnership, syndicate or other group, or otherwise act in concert with any Person, for the purpose of acquiring, holding, voting or disposing of Securities.

(d)           Without the express prior written approval of the Company, no director or executive officer of the Purchaser will, and the Purchaser will not permit any of its Affiliates or any of its or their respective officers, employees or agents (including investment bankers) to, induce or attempt to induce or give encouragement to any Person, or enter into any substantive discussions or negotiations with any Person, in furtherance of any tender offer or business combination transaction in which Securities would be acquired; provided, that nothing in this Section 7.2(d) will, or will be construed, directly or indirectly, to limit any rights of the Purchaser to Transfer any Investment Shares pursuant to any transaction effected in accordance with Section 7.1.

(e)           In addition to any other limitations with respect to the Purchaser’s and its Affiliates’ ability to engage in transactions involving any Securities (including pursuant to Section 7.1), the Purchaser (i) acknowledges that the United States Federal securities Laws and other Laws prohibit any Person in possession of material non-public information about a company from purchasing or selling securities of that company or from communication such information to any other Person under circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell such securities, and, accordingly, (ii) agrees not to (A) engage in any transactions involving any Securities while it is in possession of any such material non-public information, including any such material non-public information it may have received pursuant to the Nondisclosure Agreement, or (B) communicate any such material non-public information to any other Person, except as expressly permitted by the Nondisclosure Agreement.

7.3          Purchaser Right to Nominate Director.

(a)           In accordance with the Bylaws, the Company will take all actions as may be necessary or appropriate to expand the size of its Board by one seat and to fill the vacancy created thereby by appointing the Purchaser Director to serve as a Class II director on the Board, effective as of the Closing Date.  Prior to the Closing Date, the Company shall also take all actions as may be necessary or appropriate to present to the Board (or an authorized committee thereof) such Purchaser Director (or, if such director is not able to continue to serve on the Board for whatever reason, his successor as nominated by Purchaser pursuant to Section 7.3(b)) for nomination as a candidate for election as a Class II director at the Company’s next annual meeting of stockholders in accordance with Section 7.3(b).

(b)           As long as the Purchaser and its Affiliates, in the aggregate, Beneficially Own (i) during the period from the Closing until the three-year anniversary thereof, at least 50% of the number of Investment Shares acquired hereunder, and (ii) from and after the three-year anniversary of the Closing, at least five percent of the aggregate shares of Common Stock then outstanding (the “Nomination Requirements”), the Purchaser will have the right to nominate one Class II director to the Board pursuant to this Section 7.3(a) (the “Purchaser Director”).  The Purchaser may nominate its Purchaser Director at every annual meeting of the stockholders of the Company in which Class II directors are generally elected, including at every adjournment or postponement thereof, and on any action or approval by written consent of the stockholders of the Company relating to the election of such directors generally; provided, that the Purchaser may not have any more than one Purchaser Director on the Board at any particular time.  In addition to the provisions contained in this Section 7.3, the Purchaser Director will be subject to the provisions applicable to Class II directors contained in the Certificate of Incorporation and Bylaws.

(c)           The following procedures will be followed with respect to the nomination of the Purchaser Director pursuant to this Section 7.3:

(i)            For purposes of whether the Purchaser has a right to nominate the Purchaser Director pursuant to Section 7.3(a), the Purchaser’s Beneficial Ownership of the outstanding shares of Common Stock will be measured as of the record date for such annual meeting or written consent.

(ii)           No later than January 10 of each year in which Class II directors are to be elected, the Purchaser must provide the Board with the Purchaser’s nominee for the Purchaser Director, along with any other information reasonably requested by the Board to evaluate the suitability of such candidate for directorship.  With respect to any Purchaser nominee, the Purchaser will use its best efforts to ensure that any such nominee satisfies all stated criteria and guidelines for director nominees of the Company.

(iii)          Within 20 days of receiving the Purchaser’s nominee for the Purchaser Director in accordance with Section 7.3(c)(ii), the Board or any authorized committee thereof will make a good faith and reasonable determination as to the suitability of the Purchaser’s nominee for Purchaser Director and will notify the Purchaser of its determination in writing.

(iv)          If the Board or any authorized committee thereof approves of the Purchaser’s nominee for Purchaser Director, then the Board will recommend that the stockholders vote to elect such nominee at the next annual meeting of stockholders at which Class II directors will be generally elected.

(v)           If the Board or any authorized committee thereof raises a reasonable objection to the Purchaser’s nominee for the Purchaser Director, then the Purchaser and the Board will attempt to agree on the nominee for such Purchaser Director, and if the Purchaser and the Board cannot agree on the nominee on or before the tenth day prior to the proposed filing of the Company’s annual proxy statement pursuant to which Class II directors will be elected, then such nominee for Purchaser Director will not be nominated by the Company at such annual meeting.

(vi)          If the Purchaser nominee is not nominated (as described in the foregoing clause (v)), then as soon as practicable after the annual meeting, the Purchaser and the Board will attempt to agree on the nominee for such Purchaser Director which nominee will be appointed as Class II director by the Board promptly after such agreement is reached.

(d)           Notwithstanding anything to the contrary in this Agreement and without any further action by the Company, the Purchaser’s right to nominate the Purchaser Director will automatically terminate, and be of no further force and effect, and the Purchaser will cause its Purchaser Director to resign from the Board, effective as of the date that the Nomination Requirements are no longer satisfied.  The Purchaser will promptly, but in any case within five days after becoming aware thereof, provide notice to the Company if the Nomination Requirements are no longer satisfied.

(e)           Each Purchaser Director, upon appointment or election to the Board, will be governed by the same protections and obligations as all other directors of the Company, including protections and obligations regarding customary liability insurance for directors and officers, confidentiality, conflicts of interests, fiduciary duties, trading and disclosure policies, director evaluation process, director code of ethics, director share ownership guidelines, stock trading and pre-approval policies, and other governance matters.  In addition to the Indemnification Agreement, the Company agrees that it will offer to enter into an indemnification agreement with each Purchaser Director substantially similar to the indemnification agreements then in effect with the Company’s other directors when each such Purchaser Director becomes a member of the Board.

(f)            In addition to its agreements set forth in Section 7.2, during the Post-Closing Standstill Period, the Purchaser will (i) cause all shares of Common Stock Beneficially Owned by the Purchaser as to which it is entitled to vote at any meeting of stockholders to be voted in favor of the election of each member of any slate of directors recommended by the Board in accordance with this Section 7.3, and (ii) not, except as provided for in this Section 7.3, seek, alone or in concert with others, election or appointment to, or representation on, or nominate or propose the nomination of any candidate to, the Board.

7.4          Demand Registration Rights.

(a)           Demand Registration Rights.  From and after the date that is 181 days after the Closing Date, the Purchaser shall have the right to make three written requests that the Company file with the SEC a Registration Statement on Form S-3 under the Securities Act covering the resale of all or a portion of the Investment Shares by the Purchaser; provided, that the Company will not be required to file any Registration Statement if it is not then eligible to file registration statements under the Securities Act on a Form S-3.  The Company shall prepare and file with the SEC a shelf Registration Statement covering the resale of all or a portion of the Investment Shares for an offering to be made on a continuous basis pursuant to Rule 415 as soon as reasonably practicable after the Company receives any such written demand for registration.  The Company will use its commercially reasonable efforts to cause any such Registration Statement to become effective as soon as reasonably practicable after it is filed.  The Registration Statement will provide for the resale of all or a portion of the Investment Shares by the Purchaser from time to time, and pursuant to any method or combination of methods legally available, by the Purchaser and permitted transferees hereunder; provided, that the Company will not be required to provide for the distribution of the Investment Shares by means of an underwritten public offering pursuant to this Section 7.4(a).  The Company shall not be required to effect a registration pursuant to this Section 7.4 while any other Registration Statement filed pursuant to an exercise of the Purchaser’s registration rights provided for in this Section 7.4 is then effective or within six months of any registration initiated by the Company to make a bona fide, primary and underwritten offering of equity securities.  All fees and expenses incurred in connection with a registration pursuant to this Section 7.4(a), including all registration, qualification, printers’, accounting and Company counsel fees, will be borne by the Company.  All fees and expenses of counsel to the Purchaser and any other expenses exclusive to the Purchaser, including brokerage commissions or fees, will be borne by the Purchaser.  Notwithstanding anything contained herein to the contrary, the Company shall not be required to file a Registration Statement under this Section 7.4 unless at least 25% of the Investment Shares issued by the Company on the Closing Date are covered by such Registration Statement.

(b)           The Company’s Obligations.  When the Company is required by this Section 7.4 to file a Registration Statement to register the resale of all or a portion of the Investment Shares, the Company agrees to:

(i)            subject to Section 7.4(d) and (e), use its commercially reasonable efforts to cause any such Registration Statement to become and remain continuously effective under the Securities Act for a period of at least twelve months;

(ii)           subject to Section 7.4(d) and (e), prepare and file with the SEC such amendments and supplements to any such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for a period of at least twelve months;

(iii)          as far in advance as practicable but at least five Business Days prior to filing a Registration Statement or Prospectus (or any amendment or supplement thereto, other than documents filed under the Exchange Act that amend or supplement such Registration Statement through incorporation by reference), furnish to the Purchaser, for its review, copies of such Registration Statement or Prospectus (or amendment or supplement) as proposed to be filed; and provided that the Purchaser may request reasonable changes to such Registration Statement or Prospectus (or amendment or supplement) and shall be required to comply therewith (A) if the Purchaser reasonably believes that the provisions in question would have an impact or effect on it, or (B) solely to the extent necessary, if at all, to lawfully complete the filing or maintain the effectiveness thereof;

(iv)          furnish to the Purchaser such number of conformed copies of any such Registration Statement and of each such amendment and supplement thereto (in each case including all exhibits, other than exhibits filed under the Exchange Act that amend or supplement such Registration Statement through incorporation by reference), such number of copies of the Prospectus included in any such Registration Statement (including each preliminary Prospectus and any summary Prospectus), in conformity with the requirements of the Securities Act, such documents incorporated by reference in such Registration Statement or Prospectus, each free writing prospectus incident thereto, and such other documents as the Purchaser may reasonably request, and a copy of any and all transmittal letters or other correspondence to or received from the SEC or any other Governmental Entity or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering;

(v)           ensure that at the time of pricing the offering of any Investment Shares, any such Registration Statement, Prospectus or Prospectus supplement included in such Registration Statement, as then in effect, and any free writing prospectus related thereto, includes all information necessary such that a seller of such Investment Shares would not be liable under Section 12(a)(2) of the Securities Act, and such offering and the sale of such Investment Shares in connection therewith would not constitute a violation of Section 12(a)(2) of the Securities Act;

(vi)          notify the Purchaser (which notice shall, pursuant to subclauses (C) through (F) hereof, be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made) as promptly as reasonably practicable (and, in the case of subclause (A)(x) hereof, not less than one Trading Day prior to such filing):

(A)        (x) when a Prospectus or any Prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed (other than documents filed under the Exchange Act that amend or supplement such Registration Statement through incorporation by reference); (y) when the SEC notifies the Company whether there will be a “review” of such Registration Statement and whenever the SEC comments in writing on such Registration Statement; and (z) with respect to a Registration Statement or any post-effective amendment (other than documents filed under the Exchange Act that amend or supplement such Registration Statement through incorporation by reference), when the same has become effective;

(B)         of any request by the SEC or any other federal or state Governmental Entity for amendments or supplements to a Registration Statement or Prospectus or for additional information;

(C)         of the issuance by the SEC or any other federal or state Governmental Entity of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Investment Shares or, to the knowledge of the Company, the initiation of any Claim for that purpose;

(D)         of the receipt by the Company of any written notification with respect to the suspension of the qualification or exemption from qualification of any of the Investment Shares for sale in any jurisdiction, or, to the knowledge of the Company, the initiation or threatening of any Claim for such purpose; and

(E)         of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or that requires any revisions to a Registration Statement, Prospectus or other documents so that, in the case of a Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(vii)         take all commercially reasonable actions required to prevent the entry of any stop order or to promptly remove it if entered and promptly notify the Purchaser of such lifting or withdrawal of such order;

(viii)        take all commercially reasonable action to ensure that any free writing prospectus utilized in connection with any registration covered by this Section 7.4 complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related Prospectus and any free writing prospectus, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(ix)           use commercially reasonable efforts to register for resale or qualify all Investment Shares covered by any such Registration Statement under the securities or blue sky laws of such jurisdictions as the Purchaser or any underwriter of such Investment Shares shall request, and promptly notify the Purchaser of the receipt of any notification with respect to the suspension of the qualification of Investment Shares for sale or offer in any such jurisdiction;

(x)            use commercially reasonable efforts to obtain all appropriate registrations, permits and consents in connection therewith, and do any and all other acts and things (including commercially reasonable efforts to promptly remove any such suspension) which may be necessary or advisable to enable the Purchaser or any such underwriter to consummate the disposition in such jurisdictions of the Investment Shares covered by any such Registration Statement; provided, that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any such jurisdiction wherein it is not so qualified, to consent to general service of process in any such jurisdiction or to amend its Certificate of Incorporation or Bylaws;

(xi)           use its commercially reasonable efforts to list all such Investment Shares covered by any such registration on the Trading Market or such other securities exchange and automated inter-dealer quotation system on which shares of Common Stock of the Company are then listed;

(xii)          furnish for delivery in connection with the sale of Investment Shares pursuant to a registration effected pursuant to Section 7.4(a) unlegended certificates representing ownership of the Investment Shares being sold in such denominations as shall be requested by the Purchaser, subject to receipt of undertakings by the Purchaser regarding compliance with the terms hereof, but only in connection with the actual sale of such Investment Shares; and

(xiii)         otherwise comply in all material respects with all applicable securities laws, including the rules and regulations of the SEC.

(c)           Rule 144.  The Company will not be obligated to register the resale of Investment Shares under this Section 7.4, or otherwise keep a Registration Statement effective, if all such shares are otherwise eligible for immediate sale (without any volume restrictions imposed by Rule 144) by the

Purchaser under Rule 144 under the Securities Act and this Agreement.  As long as the Purchaser and its Affiliates, in the aggregate, Beneficially Own at least 25% of the Investment Shares, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Purchaser and make publicly available in accordance with Rule 144 such information as is required for the Purchaser to sell the Investment Shares under Rule 144.

(d)           The Company’s Right to Postpone or Suspend Registration.

(i)            If, in connection with any registration pursuant to this Section 7.4, the Company provides a certificate, signed by the President or Chief Executive Officer of the Company, to the Purchaser stating that, in the good faith judgment of the Board and its counsel, it would be materially detrimental to the Company or its stockholders for any Registration Statement either to become effective or to remain effective for as long as such Registration Statement otherwise would be required to remain effective, then the Company shall have the right to defer taking action with respect to such filing and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than 60 consecutive days; provided, that the Company may not invoke this right more than once in any 365-day period; and provided, further, that the Company shall not register any shares of its capital stock on a registration statement under the Securities Act during such period, other than pursuant to a registration statement on Form S-8.

(ii)           If the Company has delivered a Prospectus, Prospectus supplement or free writing prospectus to the Purchaser and after having done so the Prospectus, Prospectus supplement or free writing prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify the Purchaser and, if requested, the Purchaser shall immediately cease making offers of Investment Shares and return to the Company all Prospectuses, Prospectus supplements and free writing prospectuses in its possession.  The Company shall promptly provide the Purchaser with revised Prospectuses, Prospectus supplements and free writing prospectuses, as applicable, and, following receipt of the revised Prospectuses, Prospectus supplements and free writing prospectuses, as applicable, the Purchaser shall be free to resume making offers of the Investment Shares.

(iii)          In the event that, in the judgment of the Company, it is advisable to suspend use of a Prospectus included in a Registration Statement due to pending material developments or other events that have not yet been publicly disclosed and as to which the Company believes public disclosure would be detrimental to the Company, the Company shall direct the Purchaser to discontinue sales of Investment Shares pursuant to such Registration Statement, and the Purchaser shall immediately so discontinue, until the Purchaser has received copies of a supplemented or amended Prospectus or until the Purchaser is advised in writing by the Company that the then current Prospectus may be used and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus.  The Company shall provide the Purchaser with any such supplemented or amended Prospectuses or additional or supplemental filings, as the case may be.  Notwithstanding anything to the contrary in this Agreement, the Company shall not exercise its rights under this Section 7.4(d)(iii) to suspend sales of Investment Shares for a period in excess of 60 consecutive days or more than an aggregate of 90 days during any 365-day period.

(e)           Indemnification.

(i)            The Company shall, notwithstanding any termination of this Agreement, indemnify, defend and hold harmless the Purchaser to the fullest extent permitted by applicable

Law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, to the extent resulting from any untrue statement of a material fact contained in a Registration Statement, any Prospectus or any form of Prospectus or in any amendment or supplement thereto or in any preliminary Prospectus filed pursuant to this Section 7.4, or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; provided, that the Company will not be liable in any such case to the extent that any Losses arise out of or are based upon (A) an untrue statement or omission in the Registration Statement, the Prospectus or any amendment or supplement thereto or in any preliminary Prospectus made in reliance upon and in conformity with information that was furnished to the Company by or on behalf of the Purchaser expressly for use therein, or (B) in the case of an occurrence of an event of the type specified in Section 7.4(b)(vi)(C)-(E), the use by the Purchaser of an outdated or defective Prospectus after the Company has notified the Purchaser in writing that the Prospectus is outdated or defective and prior to the Purchaser being advised by the Company that the use of the applicable Prospectus (as it may have been supplemented or amended) may be resumed.

(ii)           The Purchaser shall, notwithstanding any termination of this Agreement, indemnify, defend and hold harmless the Company to the fullest extent permitted by applicable Law, from and against any and all Losses, as incurred, to the extent resulting from any untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of Prospectus or in any amendment or supplement thereto or in any preliminary Prospectus filed pursuant to this Section 7.4, or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made (A) to the extent that such untrue statement or omission is contained in any information so furnished in writing by the Purchaser to the Company for inclusion in such Registration Statement, Prospectus or any amendment or supplement thereto or in any preliminary Prospectus, or (B) in the case of an occurrence of an event of the type specified in Section 7.4(b)(vi)(C)-(E), the use by the Purchaser of an outdated or defective Prospectus after the Company has notified the Purchaser in writing that the Prospectus is outdated or defective and prior to the Purchaser being advised by the Company that the use of the applicable Prospectus (as it may have been supplemented or amended) may be resumed.

ARTICLE VIII:  CONDITIONS TO OBLIGATIONS OF PARTIES

8.1          Conditions to Obligations of Each Party.

The respective obligations of each party hereto to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

(a)           no Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other Order which (i) is in effect and (ii) has the effect of otherwise prohibiting or preventing the consummation of the transactions contemplated hereby; and

(b)           (i) all waiting periods under the HSR Act and FINSA relating to the transactions contemplated hereby will have expired or been terminated; (ii) in the event the parties determine to file the voluntary notice with CFIUS pursuant to Section 6.2(a), (x) CFIUS, through its Staff Chairperson, shall have advised a party (or the parties) in writing that none of the transactions contemplated hereby is a covered transaction, (y) the parties to the transactions contemplated hereby shall have been advised in writing pursuant to 31 C.F.R. § 800.504 or § 800.506(d) that CFIUS has concluded all action under Section 721 with respect to such transactions, or (z) the President of the United States shall have announced, pursuant to Section 721(d), his decision not to exercise his authority under Section 721 with respect to the transactions contemplated hereby, in each case with no conditions imposed; and (iii) all other Consents of any Governmental Entity required to be obtained or made in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby shall have been obtained or made.

8.2          Conditions to the Company’s Obligations.

The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by the Company:

(a)           each of the representations and warranties of the Purchaser in Article V that are qualified by materiality shall be true and correct in all respects and each of the representations and warranties made by the Purchaser in Article V that are not so qualified will be true and correct in all material respects, in each case, as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except that those representations and warranties which address matters only as of a particular date need only be true and correct as of such date);

(b)           the Purchaser shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date; and

(c)           the Purchaser shall have made all deliveries set forth in Section 3.1(b).

8.3          Conditions to the Purchaser’s Obligations.

The obligations of the Purchaser to consummate the transactions contemplated by this Agreement are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by the Purchaser:

(a)           each of the representations and warranties of the Company in Article IV that are qualified by materiality or Material Adverse Effect shall be true and correct in all respects and each of the representations and warranties made by the Company in Article IV that are not so qualified will be true and correct in all material respects, in each case, as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except that those representations and warranties which address matters only as of a particular date need only be true and correct as of such date);

(b)           the Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date; and

(c)           the Company shall have made all deliveries set forth in Section 3.1(a).

ARTICLE IX:  TERMINATION

9.1          Termination.

This Agreement may be terminated prior to the Closing:

(a)           by written agreement executed by the Purchaser and the Company;

(b)           by the Purchaser or the Company at any time after July 31, 2012 (the “End Date”) if the Closing shall not have taken place on or before such date; provided, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any party whose failure to fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Closing to occur on or before such date;

(c)           by the Purchaser, if the Company shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement and such breach or failure to perform (i) is not cured on or prior to the 30th day after written notice thereof from the Purchaser (reasonably describing the nature of the breach or failure) or (ii) is incapable of being cured, as the case may be; or

(d)           by the Company, if the Purchaser shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement and such breach or failure to perform (i) is not cured on or prior to the 30th day after written notice thereof from the Company (reasonably describing the nature of the breach or failure) or (ii) is incapable of being cured, as the case may be.

9.2          Notice of Termination; Effect of Termination.

Any termination of this Agreement under Section 9.1 shall be effective immediately upon the delivery of a valid written notice of the terminating party to the other party hereto.  In the event that this Agreement is terminated pursuant to Section 9.1, all obligations of the parties under this Agreement shall terminate and neither party shall have any liability or obligation to the other party except (a) for a willful breach of any of the representations, warranties, covenants or agreements herein or (b) pursuant to this Section 9.2, Section 6.1, Article X or the Nondisclosure Agreement.  A termination of this Agreement will not affect the rights of the non-breaching party to pursue any remedies available to it arising from the breach of the other party.

9.3          Extension; Waiver.

At any time prior to the Closing, a party may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to Sections 8.2, 8.3 and 10.11, waive compliance by the other party with any of the agreements or conditions contained in this Agreement.  Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.  The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

ARTICLE X:  MISCELLANEOUS

10.1        Survival.

(a)           Claims for breach of the representations and warranties contained in this Agreement or in any document delivered at Closing will not survive the Closing Date.  From and after the Closing Date, no Claim may be asserted by either party against the other based on a breach of a representation or warranty contained in this Agreement or in any document delivered at Closing; provided, that nothing in this Agreement will preclude or otherwise affect the rights of the Purchaser to assert Claims against the Company for any violations of the securities Laws or for fraud.

(b)           The right to bring a Claim based on a breach of any agreement or covenant contained herein will survive for one year after the date that such agreement or covenant, by its term, has been or was required to have been fully performed.

10.2        Expenses.

Except as otherwise specifically provided in this Agreement, the Company and the Purchaser will each be responsible for its own costs and expenses incurred in connection with the transactions contemplated by this Agreement (including accountants’ fees, attorneys’ fees and other expenses).

10.3        No Third-Party Beneficiaries.

This Agreement does not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns.

10.4        Entire Agreement.

This Agreement (together with the Nondisclosure Agreement) constitutes the entire agreement between the Company and the Purchaser with respect to the subject matter hereof, and supersedes any prior understandings, agreements or representations by or between such parties, written or oral, that may have related in any way to the subject matter of this Agreement, including the MOU.

10.5        Successors and Assigns.

This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  Neither party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other party.

10.6        Notices.

All notices, requests, demands, claims and other communications hereunder must be in writing and will be deemed to have been duly given if delivered personally, by facsimile, sent by nationally recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as will be specified by like notice):

If to the Company, to:

Molycorp, Inc.
5619 Denver Tech Center Parkway, Suite 1000
Greenwood Village, Colorado  80111
Facsimile:  (303) 843-8082
Attention:  Executive Vice President and General Counsel

with a copy (which will not constitute notice) to:

Jones Day

325 John H. McConnell Boulevard, Suite 600

Columbus, Ohio  43215

Facsimile:  (614) 461-4198
Attention:  Jeffrey D. Litle, Esq.

If to the Purchaser, to:

Molibdenos y Metales S.A.

Camino Nos a Los Morros 66

San Bernardo

Santiago

Chile

Facsimile:  (562) 937-6653

Attention:  Vice-president of International Business and Planning with a copy (which will not constitute notice) to:

Morrison & Foerster LLP

555 West Fifth Street, Suite 3500

Los Angeles, California  90013

Facsimile:  (213) 892-5454

Attention:  Michael C. Cohen, Esq.

All such notices and other communications will be deemed to have been given and received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of delivery by facsimile, on the date of such delivery, (c) in the case of delivery by nationally recognized overnight courier, on the third Business Day following dispatch and (d) in the case of mailing, on the seventh Business Day following such mailing.

10.7        Governing Law.

THIS AGREEMENT WILL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, USA, APPLICABLE TO AGREEMENTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE.

10.8        Consent to Arbitration.

Unless otherwise required by applicable Law or otherwise necessary to prevent irreparable harm (including obtaining injunctive relief), any controversy, Claim or dispute arising out of or relating to this Agreement shall be finally and conclusively settled by arbitration conducted by a panel of three arbitrators, each of whom shall have been engaged in the practice of business law for at least 15 years, to be held in New York, New York, U.S.A., in English, in accordance with the then current Rules of Arbitration of the International Chamber of Commerce (the “ICC”); provided, that no party to this Agreement shall initiate any arbitration until the Chief Executive Officers (or equivalent) of each party to this Agreement have met and discussed resolution of such dispute.  Subject to the foregoing, a party seeking to arbitrate a controversy, Claim or dispute shall send a written notice to the other party hereto and the International Court of Arbitration of the ICC.  The Company, on the one hand, and the Purchaser, on the other hand, shall each select one arbitrator within 20 days of the date of such written notice, and the two arbitrators so chosen shall jointly select a third arbitrator within 15 days of the date the last of such arbitrators is appointed, which third arbitrator shall chair the arbitration panel.  The International Court of Arbitration of the ICC shall administer the arbitration and act as an appointing authority if any of the arbitrators fails to be selected in accordance with the foregoing.  In the event of any conflict between the Rules of Arbitration of the ICC and this Section 10.8, this Section 10.8 shall govern.  The arbitration will be conducted in accordance with the substantive Laws of the State of New York, U.S.A., and the arbitrators will be so instructed.  Not less than 30 days prior to the arbitration, each party shall submit to the other the documents and a list of witnesses it intends to use in the arbitration.  Each party shall have the right to cross-examine any witnesses presented by the other party during the arbitration.  The arbitrators shall issue a written opinion stating the findings of fact and the conclusions of law upon which the decision is based.  The arbitration award shall not include direct, indirect, special, consequential or punitive damages unless caused by the gross negligence or willful misconduct of the breaching party, and the arbitrators shall be so instructed.  The United Nations Convention on the Recognition and Enforcement of Arbitral Awards (New York Convention) shall govern the enforcement of the award, and the principles set forth in this Agreement shall be applied by the arbitrators for both evidence and substantive legal questions during the arbitration, including the rendering of the award.  The arbitration award will be final and binding and may be entered in any court having jurisdiction thereof.  Each party hereto will bear its own costs and attorneys’ fees and shall share the fees and expenses of the arbitrators in the manner determined by the arbitrators.  Any party may seek injunctive relief in an appropriate court of law or equity pending an award in arbitration to prevent irreparable harm in the interim.

10.9        Waiver of Jury Trial.

Each party hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated hereby.  Each party (a) certifies that no representative, agent or attorney of such party has represented, expressly or otherwise, that such party would not, in the event of litigation, seek to enforce the foregoing waiver, and (b) acknowledges that it and the other party have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 10.9.

10.10      Press Release and Announcements.

Concurrently with the Closing, the parties will collaboratively prepare and release a joint press release announcing the Closing, and promptly following the Closing, the Company will file a Current Report on Form 8-K with the SEC regarding the same.  Except for such joint press release and Form 8-K, neither party will issue (or cause to be issued) any press release or other public announcement relating to the existence or subject matter of this Agreement or the transactions contemplated hereby, except as required by applicable Law or with the prior written consent of the other party, which consent will not be unreasonably withheld, conditioned or delayed.  Except as otherwise contemplated by this Section 10.10, the parties will remain bound by the Nondisclosure Agreement, which will survive the execution and delivery of this Agreement in accordance with its terms.

10.11      Amendments and Waivers.

This Agreement may be amended or modified, and the terms and conditions may be waived, only by a written instrument signed by the Company and the Purchaser.

10.12      Severability.

It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the Laws and public policies applied in each jurisdiction in which enforcement is sought.  Accordingly, if any particular provision of this Agreement is adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, will be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.  Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it will, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

10.13      Construction.

The descriptive headings of the Articles, Sections and subsections of this Agreement are for convenience of reference only, do not constitute a part of this Agreement, and do not affect this Agreement’s construction or interpretation.  The parties have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any particular provision of this Agreement.  Where the context requires, the use of a pronoun of one gender or the neuter is to be deemed to include a pronoun of the appropriate gender.  Any reference to the singular in this Agreement shall also include the plural and vice versa.  As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”  Unless the context otherwise requires, all references to “$” or dollar amounts will be to lawful currency of the United States.  References herein to any Law shall be deemed to refer to such Law, as amended from time to time, and all rules and regulations promulgated thereunder.  Except as otherwise indicated, all references in this Agreement to “Articles” or “Sections” are intended to refer to Articles and Sections of this Agreement.  The term “knowledge of the Company” or words of similar import means the (a) actual conscious awareness of the Company’s President and Chief Executive Officer, Chief Financial Officer, Chief Technology Officer or Executive Vice President and General Counsel, or (b) the actual conscious awareness that any of the foregoing would reasonably be expected to acquire in the course of having served in such position with the care of an ordinarily prudent executive.

10.14      Counterparts.

This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.  Signatures delivered by facsimile or other electronic means will have the same force and effect as manual signatures delivered in person.

10.15      Translation.

This Agreement has been drafted, negotiated and executed in the English language.  If this Agreement is translated into another language, the English language text will govern and control for all purposes.

IN WITNESS WHEREOF, the parties have executed this Securities Purchase Agreement as of the date first written above.

MOLYCORP, INC.

By:	/s/ Mark A. Smith
Mark A. Smith
President and Chief Executive Officer

MOLIBDENOS Y METALES S.A.

By:	/s/ John Graell
John Graell
Chief Executive Officer

[Signature Page to Securities Purchase Agreement]